  As filed with the Securities and Exchange Commission on August 14, 1998
==============================================================================
                                                Registration No. 333-______



                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                            --------------------


                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                      OLD KENT FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)


             MICHIGAN                                     38-1986608
  (State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)


                             111 LYON STREET NW
                       GRAND RAPIDS, MICHIGAN  49503
                               (616) 771-5000
 (Name and address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ALBERT T. POTAS
                   SENIOR VICE PRESIDENT AND CONTROLLER
                      OLD KENT FINANCIAL CORPORATION
                            111 LYON STREET NW
                       GRAND RAPIDS, MICHIGAN 49503
                              (616) 771-1931
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              WITH A COPY TO:

                              GORDON R. LEWIS
                        WARNER NORCROSS & JUDD LLP
                       111 LYON STREET NW, SUITE 900
                       GRAND RAPIDS, MICHIGAN  49503
                              (616) 752-2752

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.   [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_________________________

    If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------
                      CALCULATION OF REGISTRATION FEE

  TITLE OF EACH          AMOUNT TO         PROPOSED      PROPOSED MAXIMUM         AMOUNT OF
CLASS OF SECURITIES          BE             MAXIMUM     AGGREGATE OFFERING    REGISTRATION FEE
 TO BE REGISTERED        REGISTERED      OFFERING PRICE      PRICE<F1>
                                         PER SHARE<F1>
Common Stock, (par value
$1.00 per share<F7>,
Preferred Stock (no par
value per share),
Depositary Shares, Debt
Securities and Warrants   <F1><F2><F3><F4>   <F1><F4>      $250,000,000<F4><F5>  $73,750<F4><F6>

<F1>There are being registered under this Registration Statement such indeterminate number of shares of Common Stock and Preferred Stock of the Registrant, such indeterminate principal amount of Debt Securities, and such indeterminate number of Depositary Shares and Warrants to purchase Preferred Stock, Common Stock or Debt Securities of the Registrant as shall have an aggregate initial offering price not to exceed $250,000,000. If any Debt Securities are issued at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $250,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement.

<F2>There are also being registered under this Registration Statement such indeterminate number of shares of Common Stock of the Registrant as shall be issuable upon conversion of convertible Debt Securities or of shares of convertible Preferred Stock registered hereby.

<F3>If the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered under this Registration Statement, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.

<F4>Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

<F5>Estimated solely for the purpose of calculating the registration fee.

<F6>Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

<F7>Includes the Series C Preferred Stock Purchase Rights (the "Rights")
    attached to each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and may be transferred only with such shares of the Registrant's Common Stock.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

The information is this Prospectus is not complete and may be changed. Old Kent may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED AUGUST 14, 1998
PROSPECTUS

                             $250,000,000


                            [OLD KENT LOGO]


                   OLD KENT FINANCIAL CORPORATION

                           DEBT SECURITIES
                             COMMON STOCK
                           PREFERRED STOCK
                          DEPOSITARY SHARES
                               WARRANTS
                      __________________________

    Old Kent Financial Corporation may offer from time to time (i) one or more series of unsecured debt securities, consisting of either unsubordinated or subordinated debentures, notes and/or other unsecured evidences of indebtedness, (ii) common stock, (iii) one or more series of preferred stock, (iv) interests in preferred stock represented by depositary shares, and (v) warrants to purchase debt securities, common stock, preferred stock, or depositary shares.

    The aggregate initial offering price of these securities will not exceed $250,000,000. Old Kent may offer these securities either separately or together, in separate series, all at prices and on terms to be determined at the time of sale. The prices and terms of sale will be set forth in one or more Prospectus Supplements.

    Old Kent common stock is listed on The Nasdaq Stock Market under the symbol OKEN. The applicable Prospectus Supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq Stock Market or any securities exchange of the securities covered by the Prospectus Supplement.

     This Prospectus may not be used to offer or sell any securities unless accompanied by a Prospectus Supplement.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER
OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF OLD KENT AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY.


           The date of this Prospectus is August 14, 1998.

                             TABLE OF CONTENTS


    Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Old Kent Financial Corporation . . . . . . . . . . . . . . . . . . . 5
    Supervision, Regulation and Other Matters. . . . . . . . . . . . . . 5
    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Description of Old Kent's Capital Securities . . . . . . . . . . . . 7
    Description of Common Stock  . . . . . . . . . . . . . . . . . . . .10
    Description of Preferred Stock . . . . . . . . . . . . . . . . . . .11
    Description of Depositary Shares . . . . . . . . . . . . . . . . . .15
    Description of Debt Securities . . . . . . . . . . . . . . . . . . .18
    Description of Securities Warrants . . . . . . . . . . . . . . . . .27
    Global Securities  . . . . . . . . . . . . . . . . . . . . . . . . .29
    Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .31
    Validity of the Securities . . . . . . . . . . . . . . . . . . . . .33
    Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
    Where to Find More Information . . . . . . . . . . . . . . . . . . .33


    This Prospectus incorporates important business and financial information about Old Kent that is not included in or otherwise delivered with this Prospectus. You may obtain these documents by requesting them in writing or by telephone from:

    Old Kent Financial Corporation
      Attn:  Secretary
    111 Lyon Street N.W.
    Grand Rapids, Michigan 49503
    Tel: (616) 771-5272

FOR A LIST OF INFORMATION INCORPORATED BY REFERENCE IN THIS
PROSPECTUS, SEE "WHERE TO FIND MORE INFORMATION" BELOW.

                                  SUMMARY

    This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To best understand this offering and for a more complete description of the legal terms of the securities, you should read carefully this entire document and the documents that are incorporated by reference in this document. In this Prospectus and any Prospectus Supplement, "you" and "your" refers to each prospective investor in the Securities.

OLD KENT FINANCIAL CORPORATION (SEE PAGE 5)
111 Lyon Street NW
Grand Rapids, Michigan 49503
(616) 771-5000

Old Kent is a bank holding company with headquarters in Grand Rapids, Michigan. Old Kent conducts the business of commercial banking through Old Kent Bank, its wholly owned principal banking subsidiary with banking offices in Michigan and Illinois, and Old Kent Bank, National Association.

Subsidiaries of Old Kent Bank include Old Kent Mortgage Company, an originator of residential mortgages; Old Kent Insurance Group, Inc., an insurance agency; Old Kent Brokerage Services, Inc., a securities brokerage firm, and Lyon Street Asset Management Company, an investment advisor.

SECURITIES OLD KENT MAY OFFER

Old Kent may offer up to $250,000,000 of any of, or any combination of, the following securities, either separately or in units: senior or subordinated debt, common stock, preferred stock, depositary shares, and warrants (collectively, the "Securities").

A Prospectus Supplement will describe the specific amounts, prices, and terms of each offering of these securities. The Prospectus Supplement may also add, update, or change information contained in this Prospectus. It is important that you read both this Prospectus and each applicable Prospectus Supplement.

DEBT SECURITIES (SEE PAGE 18)

Old Kent may offer unsecured debt obligations of Old Kent in the form of either senior or subordinated debt securities ("Debt Securities"). Unsubordinated Debt Securities, referred to as "Senior Debt Securities," include notes, debt, and guarantees, that are not subordinated. Debt Securities that are subordinate to Senior Debt and other more senior obligations of Old Kent (the "Subordinated Debt

Securities"), as designated at the time they are issued, would be entitled to interest and principal payments after the payment of Senior Debt Securities.

The Senior and Subordinated Debt Securities would be issued under separate indentures between Old Kent and a trustee, a banking institution. The following summarizes the general features of the debt from the indentures. You should read the indentures (forms of which are exhibits to the registration statement of which this Prospectus is a part).

GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED
DEBT

The following list highlights certain features common to both the Senior Indenture and the Subordinated Indenture. For a more complete description, see "DESCRIPTION OF DEBT SECURITIES" beginning on page 18, as well as the indentures themselves.

  - Neither indenture limits the amount of debt that Old Kent may issue or provides the holder any protection should there be a highly leveraged transaction involving Old Kent.

  - Each indenture allows Old Kent to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the acquiring company will be required to assume Old Kent's responsibilities on the Debt, and Old Kent will be released from all liabilities and obligations.

  - The indentures provide that holders of a majority of the total principal amount of the debt outstanding in any series may vote to change Old Kent's obligations or your rights concerning the Debt, but to change the payment of principal or interest, each holder in that series must consent.

  - Old Kent may discharge the indentures at any time by depositing sufficient funds with the Trustee to pay the obligations when due. All amounts due to you on the Debt would be paid by the Trustee from the deposited funds.

EVENTS OF DEFAULT--SENIOR DEBT

The following summarizes the Events of Default under the Senior
Indenture with respect to Senior Debt Securities of any series issued thereunder:

  - The failure to pay any interest on any Senior Debt Security of that series when due, and continuance of such default for 30 days;

  - The failure to pay principal of or premium, if any, on any Senior Debt Security of that series when due;

  - The failure to deposit any sinking fund payment (if any), when due, in respect of any Senior Debt Security of that series;

  - The acceleration of indebtedness in principal amount in excess of $125,000,000 for money borrowed by Old Kent or any "Principal Constituent Bank;" and

  - Certain events in bankruptcy, insolvency or reorganization of Old Kent or any Principal Constituent Bank.

As of the date of this Prospectus, Old Kent Bank is the only subsidiary of Old Kent that meets the definition of "Principal Constituent
Bank."

EVENTS OF DEFAULT--SUBORDINATED DEBT; LIMITED ACCELERATION

In the Subordinated Indenture, an Event of Default is defined as certain events in bankruptcy, insolvency or reorganization of Old
Kent or any Principal Constituent Bank. As such, unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Securities, payment of principal of the Subordinated Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of Old Kent. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Debt Securities or the performance of any other covenant of Old Kent in the Subordinated Indenture.

REMEDY

Upon the occurrence of an Event of Default, the Trustee or holders of 25% of the principal amount outstanding of a series may declare principal immediately payable. However, a majority in principal may rescind this action.

COMMON STOCK (SEE PAGE 10)

Old Kent may issue Common Stock. Shareholders of Old Kent common stock are entitled to receive dividends declared by the Board of Directors (subject to rights of Preferred Stock holders). Each shareholder of common stock is also entitled to one vote per share. Old Kent common stock has no preemptive or cumulative voting rights associated with it.

PREFERRED STOCK (SEE PAGE 11)

Old Kent may issue preferred stock in one or more series and will determine the dividend, voting, and conversion rights, and other provisions at the time of sale. Old Kent may also issue fractional shares of its preferred stock ("Depositary Shares").

WARRANTS (SEE PAGE 26)

Old Kent may issue warrants for the purchase of Debt Securities, preferred stock, or common stock ("Securities Warrants"). Old Kent may issue the Securities Warrants independently or together with debt securities, preferred stock, or common stock.

GLOBAL SECURITIES (SEE PAGE 28)

Unless otherwise specified in the applicable Prospectus Supplement, the Securities will be represented by "Global Securities" registered in the name of the nominee of The Depository Trust Company ("DTC").
Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants.

PLAN OF DISTRIBUTION (SEE PAGE 30)

Old Kent may sell the Securities to or through underwriting syndicates represented by managing underwriters, or to or through underwriters without a syndicate, through agents or dealers, or directly to other purchasers. The Prospectus Supplement will set forth the initial public offering price, the names of any underwriters or agents, the numbers or principal amounts, if any, to be purchased by underwriters, the compensation of such underwriters and agents, if any, and the net proceeds to Old Kent.

RATIO OF EARNINGS TO FIXED CHARGES (SEE CURRENT PROSPECTUS SUPPLEMENT)

A Ratio of Earnings to Fixed Charges table showing Old Kent's ratio of earnings to fixed charges is presented, where appropriate, in the applicable Prospectus Supplement.

                   OLD KENT FINANCIAL CORPORATION

    Old Kent and its banking and non-banking subsidiaries offer a wide range of banking, fiduciary, and other financial services, including commercial, mortgage, and retail loans, business and personal checking accounts, savings and retirement accounts, time deposit instruments, automated teller machines, debit cards and other electronically accessed banking services, money transfer services, safe deposit facilities, cash management, real estate and lease financing, international banking services, investment management and trust services, personal investment and related advisory services, brokerage services, and access to insurance products and credit cards. Old Kent's principal markets for financial services presently are the Michigan and Northeastern Illinois communities in which Old Kent Bank is located and the areas immediately surrounding those communities.

    Old Kent and its subsidiaries are extensively regulated under both federal and state laws and regulations. Activities in which Old Kent and its subsidiaries, including Old Kent Bank, are presently engaged, or that they may undertake in the future, are subject to certain statutory and regulatory restrictions. See "SUPERVISION, REGULATION AND OTHER MATTERS" below.

    Old Kent continually evaluates business combination and acquisition opportunities and sometimes conducts due diligence activities in connection with them. As a result, business combination and acquisition discussions and negotiations may take place and acquisition transactions involving cash, debt or equity securities may be expected. Any future business combination or series of business combinations that Old Kent might undertake may be material, in terms of assets acquired or liabilities assumed, to Old Kent's financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice may result in dilution of book value and net income per share for the acquirers.


              SUPERVISION, REGULATION AND OTHER MATTERS

    As a bank holding company, Old Kent is subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to the BHCA's examination and reporting requirements. Similarly, Old Kent Bank is subject to regulation and supervision by applicable federal and state banking agencies, primarily the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC") and the Financial Institutions
Bureau of the State of Michigan.   For a discussion of certain of the
material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and certain specific information relevant to Old Kent and its subsidiaries, reference is made to Old Kent's Annual Report on Form 10-K, which is incorporated by reference into this Prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of holders of Old Kent's securities.

    Old Kent's earnings are also affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the FDIC and the Financial Institutions Bureau of the State of Michigan. In addition, there are numerous governmental requirements and regulations that affect Old Kent's activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Old Kent's business.

DISTRIBUTIONS

    Old Kent's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from Old Kent Bank. Old Kent Bank is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of dividends.

    In addition to the foregoing, the ability of Old Kent and Old Kent Bank to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards. The right of Old Kent, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

SEPARATE LEGAL ENTITY

    Old Kent is a legal entity separate and distinct from its subsidiaries. There are various legal limitations governing the extent to which Old Kent's banking subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, Old Kent or certain of its other subsidiaries. The rights of Old Kent to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of the holders of Securities to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that Old Kent may itself be a creditor of that subsidiary and its claims are recognized. Claims against Old Kent's subsidiaries by creditors other than Old Kent include substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowing, and various other financial obligations.

SOURCE OF STRENGTH

    According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary.


                           USE OF PROCEEDS

    Old Kent intends to use the net proceeds from the sale of any Securities for general corporate purposes, which may include Old Kent's working capital needs, funding asset growth, reduction of short-term indebtedness, repurchasing its Common Stock and other equity securities, investing (at the holding company level) in, or extending credit to, Old Kent's banking and other subsidiaries and other banks and companies engaged in other financial service activities, acquiring companies, and such other purposes as may be stated in the applicable Prospectus Supplement. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Old Kent and its subsidiaries at the time of issuance and the availability of other funds. Except as may be described in the applicable Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of such Prospectus Supplement.

    Based upon the financial needs of Old Kent and its subsidiaries, Old Kent also may engage in other financings of a character and amount to be determined as the need arises.


            DESCRIPTION OF OLD KENT'S CAPITAL SECURITIES

    The following summary of certain provisions of Old Kent's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and Old Kent's preferred stock purchase rights plan does not purport to be complete and is qualified in its entirety by reference to such instruments, each of which is an exhibit to the Registration Statement of which this Prospectus is a part.

AUTHORIZED CAPITAL STOCK

    The authorized capital stock of Old Kent currently consists of 300,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), and 25,000,000 shares of preferred stock, without par value ("Preferred Stock"). At June 30, 1998, Old Kent had approximately
94.157 million shares of Common Stock issued and outstanding.

    At June 30, 1998, there were 25,000,000 shares of Preferred Stock authorized but unissued. At June 30, 1998, 3,000,000 of these shares were designated Series A Preferred Stock, 500,000 shares were designated Series B Preferred Stock, and 1,000,000 shares were designated Series C Preferred Stock.

    The Common Stock and Preferred Stock are more fully described under "DESCRIPTION OF COMMON STOCK" and "DESCRIPTION OF PREFERRED
STOCK" below.

PROVISIONS AFFECTING CONTROL OF OLD KENT

    Old Kent's Articles of Incorporation and Bylaws contain certain provisions that could prevent or delay the acquisition of Old Kent by means of a tender offer, a proxy contest, or otherwise. These provisions could also limit shareholders' participation in certain types of business combinations or other transactions that might be proposed in the future, regardless whether such transactions were favored by a majority of shareholders, and could enhance the ability of officers and directors to retain their positions.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    Old Kent's Board of Directors is divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The number of directors is fixed by a resolution of the Board of Directors receiving at least 75% approval of the entire board, but in no event may the number of directors be less than three. As a result of the classification of Old Kent's Board of Directors, it would normally take at least two annual meetings of shareholders to effect a change in a majority of the Board of Directors of Old Kent.

REMOVAL OF DIRECTORS

    A director may be removed from office at any time prior to the expiration of his or her term, but only for "cause." Except as may be provided otherwise by law, cause for removal shall exist if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal; (c) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the corporation; (d) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties; or (e) the director's removal is required or recommended by the Federal Reserve Board. Removal for cause, as cause is defined in
(a) or (b) above, must be approved by vote of a majority of the total number of directors or by majority vote of shareholders. Removal for cause, as cause is defined in (c), (d), or (e) above, must be approved by at least 75% of the total number of directors.

SHAREHOLDER NOMINATIONS

    A shareholder may nominate an individual for director at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (referred to as an "Election Meeting") may be made by the Board of Directors or by a shareholder under certain limited circumstances described below. Nominations made by the Board of Directors are made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 20 days prior to the date of an Election Meeting.

    A shareholder may make a nomination at an Election Meeting if, and only if, such shareholder has delivered a notice to the Secretary of Old Kent setting forth with respect to each proposed nominee: (a) the name, age, business address, and residence address of the nominee;
(b) the principal occupation or employment of the nominee; (c) the number of shares of capital stock of the corporation that are beneficially owned by the nominee; (d) a statement that the nominee is willing to be nominated; and (e) such other information concerning the nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee. The notice must be delivered not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting and not more than 7 days following the date of notice of the Election Meeting in the case of a special meeting.

SHAREHOLDER RIGHTS PLAN

    The Board of Directors of Old Kent has adopted a shareholder rights plan. This plan is intended to protect the shareholders of Old Kent against unsolicited attempts to acquire control of Old Kent in a manner that does not offer a fair price to all of the shareholders.

    Each full Old Kent Right, when exercisable, entitles a shareholder of Old Kent to purchase one one-hundredth of a share of Series C Preferred Stock from Old Kent at a price of $160. The Old Kent Rights become exercisable if (a) a person or group (an "Acquiring Person") has acquired, or has obtained the right to acquire, 15% or more of the outstanding shares of Old Kent Common Stock, (b) an Acquiring Person commenced a tender offer or exchange offer that would result in the Acquiring Person owning 15% or more of the outstanding shares of Old Kent Common Stock, or (c) a person or group already owning 10% of the outstanding shares of Old Kent Common Stock is determined by Old Kent's Board of Directors to be an "Adverse Person" (as defined in the Old Kent Rights Agreement, which Agreement is included as an exhibit to the Registration Statement of which this Prospectus is a part).

    If, after the Old Kent Rights become exercisable, (a) Old Kent was the surviving corporation in a merger with an Acquiring Person and Old Kent Common Stock was not changed or exchanged, (b) an Acquiring Person was to engage in one or more "self-dealing" transactions deemed to be unfair to Old Kent by the Old Kent Board of Directors, (c) an Acquiring Person was to become the beneficial owner of more than 15% of the then outstanding shares of Old Kent Common Stock, or (d) a person had been or was designated as an Adverse Person by Old Kent's Board of Directors in accordance with the Old Kent Rights Agreement; then each holder of an Old Kent Right would have the right to receive, upon exercise, Old Kent Common Stock having a value equal to two times the exercise price of the Old Kent Right.

    In addition, after an Acquiring Person has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of Old Kent Common Stock and the Acquiring Person causes Old Kent to merge into the Acquiring Person or causes 50% or more of Old Kent's assets to be sold or transferred, each holder of an Old Kent Right would have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the Old Kent Right.

    Old Kent is entitled to redeem the Old Kent Rights at $0.01 per Old Kent Right at any time until 10 days following the public announcement that an Acquiring Person has acquired, or has obtained the right to acquire, 15% or more of the outstanding shares of Old Kent Common Stock.

APPRAISAL/DISSENTERS' RIGHTS

    Old Kent's Articles of Incorporation provide that any Old Kent shareholder may dissent from any plan of merger or consolidation to which Old Kent is a party or any sale, lease, exchange, or other disposition of all or substantially all of the assets of Old Kent not in the usual or regular course of business, in the manner, with the rights and subject to the requirements applicable to dissenting shareholders as provided in the Michigan Business Corporation Act (the "MBCA"), without regard to the exception to a shareholder's right to dissent provided in the MBCA. However, this right of dissent does not apply to any corporate action that is approved by an affirmative vote of at least 50% of the entire Board of Directors and an affirmative vote of 50% of the board's "Continuing Directors." The term "Continuing Director" means a member of the Board of Directors of Old Kent who was either: (a) first elected or appointed as a director prior to April 17, 1989; or (b) subsequently elected or appointed as a director if such director was nominated or appointed by a majority of the then Continuing Directors.

EVALUATION OF PROPOSED OFFERS

    Old Kent's Articles of Incorporation provide that Old Kent's Board of Directors will not approve, adopt, or recommend any proposal of any party other than Old Kent to make a tender or exchange offer for any equity security of Old Kent, or engage in any merger or consolidation of Old Kent with or into another entity, any sale, exchange, lease, mortgage, pledge, transfer, or other disposition of all or substantially all of Old Kent's assets, any liquidation or dissolution of Old Kent or any reorganization or recapitalization of Old Kent that would result in a change of control of Old Kent, unless it has first evaluated the proposal and determined, in its judgment, that the proposal would be in substantial compliance with all applicable laws. If Old Kent's Board of Directors determines, in its judgment, that a proposal would be in substantial compliance with all laws, the Board of Directors will then evaluate the proposal and determine whether the proposal is in the best interests of Old Kent and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interests of Old Kent and its shareholders, the Board of Directors, in exercising its judgment, may consider all facts that it deems relevant including, without limitation: (a) the fairness of the consideration to be received by Old Kent's shareholders under the proposed offer; (b) the possible economic and social impact of the proposed offer and its consummation on Old Kent and its subsidiaries and their employees, customers, and depositors; (c) the possible economic and social impact of the proposed offer and its consummation on the communities in which Old Kent and its subsidiaries operate or are located; (d) the business, financial condition, safety, soundness, and earning prospects of the offering party; (e) the competence, experience, and integrity of the offering party and its management; and (f) the intentions of the offering party regarding the use of the assets of Old Kent to finance the transaction.


                     DESCRIPTION OF COMMON STOCK

    The following summary of the Common Stock is qualified in its entirety by reference to the description of the Common Stock incorporated by reference in this Prospectus.

GENERAL

    Old Kent is authorized to issue 300,000,000 shares of its Common Stock. The Common Stock is quoted on The Nasdaq Stock Market under the symbol OKEN. Old Kent Bank acts as transfer agent and registrar for the Common Stock.

    Associated with each share of Old Kent Common Stock is a fraction of an Old Kent Series C Preferred Stock Purchase Right (a "Right"). Each Right represents a right to purchase 1/100 of a share of Old Kent's Series C Preferred Stock. However, until the occurrence of certain events generally involving a change of control of Old Kent, the Rights are not exercisable, are evidenced by the certificates representing the Old Kent Common Stock, and may be transferred only with such shares of Old Kent Common Stock. In this Prospectus, the term "Old Kent Common Stock" includes both Old Kent's common stock and these Rights.

VOTING AND OTHER RIGHTS

    The holders of the Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to take action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election shall be entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, such shareholders do not have the right to cumulate their votes.

    In general, (i) amendments to Old Kent's Articles of
Incorporation must be approved by a majority of the votes cast by Old Kent's shareholders, unless the amendment creates dissenters' rights, in which case such amendment must be approved by a majority of the votes entitled to be cast by Old Kent's shareholders; (ii) a merger or share exchange required to be approved by shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and
(iii) the dissolution of Old Kent, or the sale of all or substantially all of the property of Old Kent other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon. In addition, Old Kent's Articles of Incorporation require a supermajority vote of shareholders to approve certain corporate transactions, including the amendment of certain provisions of the Articles of Incorporation, such as the election and removal of directors and the creation of additional dissenters' rights.

    In the event of liquidation of Old Kent, holders of the Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any preferred stock then outstanding. See "DESCRIPTION OF PREFERRED STOCK."

    The Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of the Common Stock are validly issued, fully paid and nonassessable.

DISTRIBUTIONS

    The holders of the Common Stock are entitled to receive such dividends or distributions as the Board of Directors of Old Kent may declare out of funds legally available for such payments. The payment of distributions by Old Kent is subject to the restrictions of Michigan law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if Old Kent's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its Common Stock. In addition, the payment of distributions to shareholders is subject to any prior rights of any outstanding preferred stock. See "DESCRIPTION OF PREFERRED STOCK." Share dividends, if any are declared, may be paid from Old Kent's authorized but unissued shares.

    The ability of Old Kent to pay dividends may be affected by the ability of Old Kent Bank to pay dividends. The ability of Old Kent Bank, as well as of Old Kent, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.

                   DESCRIPTION OF PREFERRED STOCK

    The following summary description of Old Kent's authorized Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and, with respect to each series of Preferred Stock, the certificate of designations relating to such series (each, a "Certificate of Designations"), that will be incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of shares of such series. As of the date of this Prospectus, Old Kent has no preferred stock outstanding.

    Furthermore, the following summary description of the Preferred Stock relates to certain terms and conditions applicable to the Preferred Stock as a class. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in such Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

GENERAL

    Under the Articles of Incorporation, the Preferred Stock may be issued from time to time in one or more series, without shareholder approval, when authorized by the Board of Directors of Old Kent. Subject to limitations prescribed by law, the Board of Directors is authorized to determine the voting powers, if any, designation, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any then unissued series of Preferred Stock (or the entire class of Preferred Stock, if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issuance thereof. Thus, the Board of Directors (or a committee thereof), without shareholder approval, could authorize the issuance of Preferred Stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or other outstanding series of Preferred Stock.

    Each Series of Preferred Stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (i) the title of such series of Preferred Stock and the number of shares offered; (ii) the amount of the liquidation preference per share (or the method of calculation of such amount);

(iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate (or the method of calculation of such rate) applicable to such series, the dates on which dividends, if any, will be payable, whether such dividends are cumulative or non-cumulative, and the dates from which dividends will commence to cumulate, if any; (v) any redemption or sinking fund provisions;
(vi) any conversion or exchange rights; (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, qualifications, limitations and restrictions;
(viii) any listing of such series of Preferred Stock on any securities exchange or quotation system; (ix) the relative ranking and preferences of such series of Preferred Stock as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of Old Kent; and (x) any other material terms of such series of Preferred Stock.

    No shares of Preferred Stock are currently outstanding. Shares of Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference of any series of Preferred Stock is indicative of the price at which shares of such series of Preferred Stock will actually trade on or after the date of issuance.

RANK

    Each series of Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Old Kent, rank prior to Old Kent's Common Stock and to all other classes and series of equity securities of Old Kent now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities, collectively, being referred to herein as "Junior Stock"), other than any classes or series of equity securities of Old Kent that by their terms specifically provide for a ranking on a parity with ("Parity Stock") or senior to ("Senior Stock") such series of Preferred Stock. All series of Preferred Stock will be junior to the Debt Securities and all other indebtedness of Old Kent. Each series of Preferred Stock will be subject to the creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Articles of Incorporation (including the applicable Certificate of Designations). Unless otherwise specified in the applicable Prospectus Supplement, each series of Preferred Stock will rank on a parity with each other series of Preferred Stock.

DIVIDENDS

    Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of Old Kent legally available for payment, cash dividends payable at such date or dates and at such rate or rates per share as described in the applicable Prospectus Supplement. Such rate or rates may be fixed or variable. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock books of Old Kent on such record dates as determined by the Board of Directors (each of such dates, a "Record Date").

    Such dividends may be cumulative or noncumulative, as described in the applicable Prospectus Supplement. If dividends on a series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and Old Kent will have no obligation to pay the dividend for such period, whether or not dividends are declared with respect to any future dividend payment dates. If dividends on a series of Preferred Stock are cumulative, the dividends on such shares will accumulate from and after the date set forth in the applicable Prospectus Supplement.

    No dividends may be declared or paid or set apart for payment on Preferred Stock of Old Kent of any series ranking, as to dividends, on a parity with or junior to the series of Preferred Stock offered by the applicable Prospectus Supplement for any period unless full dividends for the immediately preceding dividend period on such series of Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such series of Preferred Stock and any other series of preferred stock of Old Kent ranking on a parity, as to dividend rights, with the Preferred Stock of such series, dividends upon such series of Preferred Stock and dividends on such other series of preferred stock ranking on a parity with such series of Preferred Stock will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other series of preferred stock ranking on a parity with such series of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends for the then current dividend period per share on such series of Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred Stock are cumulative) and accumulated dividends, including required or permitted accumulations, if any, on shares of such other series of preferred stock, bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment on such series of Preferred Stock that may be in arrears. Unless full dividends on the series of Preferred Stock offered by the applicable Prospectus Supplement have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred Stock are cumulative), (i) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on Junior Stock, (ii) Old Kent may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Junior Stock (or pay any monies into a sinking fund for the redemption of any such shares) except by conversion into or exchange for Junior Stock, and (iii) Old Kent may not, directly or indirectly, repurchase, redeem or otherwise acquire any series of Preferred Stock ranking on parity as to dividends (or pay any monies into a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding Preferred Stock and any other series of preferred stock of Old Kent ranking on parity as to dividends (except by conversion into or exchange for Junior Stock). Any dividend payment made on a series of Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series that remains payable.

REDEMPTION

    If Old Kent elects to redeem any or all of the Preferred Stock of any series then outstanding, it must mail notice thereof to the holders of record of the Preferred Stock of such series not less than 10 nor more than 60 days prior to the date fixed for redemption (the "Redemption Date"). However, failure by Old Kent to mail such notice to any holder of record of shares of such series of Preferred Stock or any defect in such notice will not affect the validity of the redemption procedure with respect to any other shares of such series. The Preferred Stock of each series will be redeemed at a price (the "Redemption Price") set forth in the Certificate of Designations for such series of Preferred Stock. In the event of such redemption, holders of Preferred Stock of such series will also receive a distribution of all accrued dividends that remain unpaid as of the Redemption Date.

LIQUIDATION

    In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of Old Kent, the holders of a series of Preferred Stock will be entitled to receive in full out of the assets of Old Kent available for distribution to shareholders (including its capital) before any amount is paid to, or distributed among, the holders of Common Stock, an amount fixed by the Articles of

Incorporation of Old Kent or by the Board of Directors of Old Kent.
If the amount available for distribution upon liquidation, dissolution or winding up of the affairs of Old Kent is not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which may include accumulated dividends) to which they are entitled. After payment of the full amount of the applicable liquidation preference, the holders of Preferred Stock will have no right or claim to any of the remaining assets of Old Kent.

VOTING

    Each series of Preferred Stock will be entitled to one vote per share. Under regulations adopted by the Federal Reserve Board, if the holders of any series of Preferred Stock become entitled to vote for the election of directors (for example, because dividends on such series are in arrears), such series may then be deemed a "class of voting securities," and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over Old Kent) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at such time (i) any bank holding company may be required to obtain the approval of the Federal Reserve Board under the BHCA, and any foreign bank, or company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain the approval of the Federal Reserve Board under the International Banking Act of 1978, as amended, to acquire or retain 5% or more of such series of Preferred Stock and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of such series of Preferred Stock.

CONVERSION

    The terms, if any, on which Preferred Stock of any series may be converted into another class or series of securities of Old Kent will be set forth in the applicable Prospectus Supplement.

NO OTHER RIGHTS

    The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Articles of Incorporation (including the applicable Certificate of Designations) or as otherwise required by law. Except as set forth above and in the applicable Prospectus Supplement, the holders of Preferred Stock will not have any conversion, redemption or preemptive rights to subscribe to any securities of Old Kent.

TITLE

    Old Kent, any transfer agent and registrar for any series of Preferred Stock, and any agent of Old Kent or the applicable transfer agent and registrar may treat the registered owner of any Preferred Stock as the absolute owner thereof (whether or not any payment in respect of such Preferred Stock is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. See "GLOBAL SECURITIES" below.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for each series of Preferred
Stock will be set forth in the applicable Prospectus Supplement.


                   DESCRIPTION OF DEPOSITARY SHARES

    The following summary description of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement (as defined below) and Depositary Receipts with respect to the Depositary Shares representing any particular series of Preferred Stock, the forms of which will be incorporated by reference into the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Depositary Shares.

    Furthermore, the following summary description of the Depositary Shares and Depositary Receipts relates to certain terms and conditions applicable to such Securities generally. The particular terms of any series of Depositary Shares will be described in the applicable Prospectus Supplement. If so indicated in such Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

GENERAL

    Old Kent may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, Old Kent will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of the Preferred Stock represented by Depositary Shares will be deposited under a deposit agreement (the "Deposit Agreement") between Old Kent and a bank or trust company selected by Old Kent having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

    The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. The forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement, and the following summary is qualified in its entirety by reference to such exhibits.

    Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of Old Kent, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Old Kent's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of Old Kent, adopt an equitable method of distribution, including selling such property and distributing the net proceeds from such sale to such holders.

REDEMPTION OR EXCHANGE OF PREFERRED STOCK

    If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for other securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of the securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever Old Kent redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by Old Kent.

WITHDRAWAL OF PREFERRED STOCK

    Any holder of Depositary Shares may, upon surrender of the Depositary Receipts therefor to the Depositary, receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date of the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Old Kent will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. To the extent the Depositary does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock, it will vote shares of Preferred Stock in accordance with Old Kent's recommendation, unless otherwise indicated in the applicable Prospectus Supplement.

CONVERSION RIGHTS

    Unless otherwise indicated in the applicable Prospectus Supplement, any holder of Depositary Shares, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause Old Kent to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of other securities (in accordance with the terms of such series of the Preferred Stock) of Old Kent obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) then in effect, as such Conversion Price may be adjusted by Old Kent from time to time as provided in the Certificate of Designations. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such other securities or into any number of whole shares of such other securities plus an excess constituting less than one whole share of such other securities, the holder will receive payment in lieu of such fractional shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Old Kent and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. If so indicated in the applicable Prospectus Supplement, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Capital Securities or other preferred stock or has been exchanged for Capital Securities or other debt securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of Old Kent and such distribution has been distributed to the holders of Depositary Shares. The Deposit Agreement also may be terminated by Old Kent at any time upon 60 days prior written notice to the Depositary, in which case the Depositary will deliver to the record holders, upon surrender of the Depositary Receipts, such number of whole or fractional shares of Preferred Stock represented by such Depositary Receipts.

CHARGES OF DEPOSITARY

    Old Kent will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Old Kent will pay all charges from the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Preferred Stock by owners of Depositary Shares, and any redemption or exchange of the Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

DELIVERY OF REPORTS

    The Depositary will forward all reports and communications from Old Kent which are delivered to the Depositary and which Old Kent is required to furnish to the holders of the Preferred Stock of the applicable series.

OBLIGATIONS OF THE DEPOSITORY AND OLD KENT

    Neither the Depository nor Old Kent will be liable if it is prevented, delayed, or precluded by law or any circumstance beyond its control from performing its obligations under the Deposit Agreement. The obligations of Old Kent and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, upon information provided by persons presenting Preferred Stock for deposit and holders of Depositary Receipts or other persons believed to be competent, and upon documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to Old Kent notice of its election to do so, and Old Kent may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

TITLE

    Old Kent, each Depositary and any agent of Old Kent or the applicable Depositary may treat the registered owner of any Depositary Share as the absolute owner thereof (whether or not any payment in respect of such Depositary Share is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.


                    DESCRIPTION OF DEBT SECURITIES

    The following summary description of the Indentures (as defined below) and the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the Indentures pursuant to which such Debt Securities are issued. A copy of the forms of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. Furthermore, the following summary description of the Indentures and the Debt Securities relates to certain terms and conditions applicable to the Debt Securities generally. The particular terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. If so indicated in such Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

    The Debt Securities will constitute either Senior Debt Securities or Subordinated Debt Securities of Old Kent. The Senior Debt Securities will be issued under an indenture (the "Senior Indenture") between Old Kent and the trustee specified in the applicable Prospectus Supplement (the "Trustee"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures"), between Old Kent and the applicable Trustee.

    Wherever particular defined terms of the Indentures are referred to, it is intended that such definitions be incorporated herein by reference. Capitalized terms used in this section but not defined in this Prospectus have the meanings given to them in the applicable Indenture and are incorporated by reference in this Prospectus.

GENERAL

    The respective Indentures provide that there is no limitation on the amount of debt securities that may be issued thereunder from time to time. The amount of Debt Securities that may be offered and sold pursuant to this Prospectus, however, is limited to the aggregate initial offering price of the securities registered under the Registration Statement ($250,000,000) of which this Prospectus forms a part, subject to reduction as the result of the sale by Old Kent of other securities under the Registration Statement.

    The Debt Securities will be direct, unsecured obligations of Old Kent. The Senior Debt Securities of each series will rank equally with all unsecured senior debt of Old Kent. The Subordinated Debt Securities of each series will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of Old Kent. See "-- SUBORDINATION" below.

    Unless otherwise set forth in the applicable Prospectus Supplement, the Debt Securities will be issued in fully registered form without coupons. The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit. Unless otherwise set forth in the applicable Prospectus Supplement, any Debt Securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple thereof. If any of the Debt Securities are denominated in a foreign currency or currency unit, or if principal of (or premium, if any, on) or any interest on any of the Debt Securities is payable in any foreign currency or currency unit, the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency unit, will be set forth in the Prospectus Supplement relating thereto.

    The Debt Securities may be issued in one or more series with the same or various maturities. Certain Debt Securities may be issued that provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which discount may be substantial) below their stated principal amount. Certain Debt Securities may be deemed to be issued with original issue discount for United States Federal income tax purposes. The Prospectus Supplement with respect to any series of Debt Securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.

    The ability of Old Kent to make payments of principal of (and premium, if any, on) and any interest on the Debt Securities may be affected by the ability of Old Kent Bank to pay dividends. The ability of Old Kent Bank, as well as of Old Kent, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "SUPERVISION, REGULATION AND OTHER MATTERS" above.

    The applicable Prospectus Supplement will describe the following terms, where applicable, of the Debt Securities in respect of which this Prospectus is being delivered:


  -   the title of the Debt Securities;

  -   the limit, if any, on the aggregate principal amount of the Debt
Securities;

  -   the priority of payment of such Debt Securities;

  - the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

  -   the date or dates on which the Debt Securities will mature;

  - the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, and the basis of determining the same if other than on the basis of a 360-day year consisting of twelve 30-day months;

  - the date or dates from which such interest, if any, on the Debt Securities will accrue, the Interest Payment Dates, if any, the dates on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any;

  - the extent to which any of the Debt Securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Security, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid or such Debt Securities exchanged;

  - the dates, if any, on which, and the price or prices at which, the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by Old Kent, and the other detailed terms and provisions of such sinking and/or purchase funds;

  - the date, if any, after which, and the price or prices at which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of Old Kent or the Holder thereof and the other detailed terms and provisions of such optional redemption;

  - with respect to Subordinated Debt Securities, the terms and conditions, if any, relating to the conversion of such Subordinated Debt Securities into other securities of Old Kent including the time and place at which such Subordinated Debt Securities may be converted into such other securities, the conversion price and any adjustments to such conversion price and any other such provisions as may at the time be applicable thereto;

  - the denomination or denominations in which such Debt Securities that are Registered Securities are authorized to be issued, if other than in denominations of $1,000 and integral multiples thereof, and in which such Debt Securities that are Bearer Securities are authorized to be issued, if other than in denominations of $5,000;

  - whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on issuance of such bearer Debt Securities (including exchange for registered Debt Securities of the same series);

  -   information with respect to book-entry procedure;

  - whether any of the Debt Securities will be issued as Original Issue Discount Securities;

  - each office or agency where, subject to the terms of the applicable Indenture, such Debt Securities will be payable or may be presented for registration of transfer, exchange or, if applicable, conversion;

  - the currency or currency unit in which such Debt Securities are issued and in which the principal of, premium (if any) and interest on and Additional Amounts, if any, in respect of such Debt Securities will be payable;

  - whether the amount of payments of principal of, premium (if any) and interest on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or currency units) and the manner in which such amounts will be determined;

  - whether Old Kent or a Holder may elect payment of the principal of, premium (if any) and interest on such Debt Securities in a currency, currencies, currency unit or currency units other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency, currencies, currency unit or currency units in which such Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or currency units in which such Debt Securities are to be so payable;

  -   if other than the Trustee, the identity of the Security
Registrar, Paying Agent and/or Authenticating Agent;

  - if applicable, the defeasance of certain obligations by Old Kent pertaining to Debt Securities of the series;

  - whether the principal of, any premium or interest on or any Additional Amounts with respect to any of such Debt Securities may be payable by check, wire transfer, or other method on terms satisfactory to Old Kent and the Trustee;

  - whether and under what circumstances Old Kent will pay Additional Amounts as contemplated by Section 1004 of the related Indenture (the term "interest," as used in this Prospectus, includes such Additional Amounts); and

  -   any other terms of such Debt Securities.

If so provided in the applicable Prospectus Supplement, Debt
Securities of a single series may be issued having different terms and provisions.

CONSOLIDATION, MERGER, OR SALE OF ASSETS

    Nothing in the Indentures prevents Old Kent from consolidating or merging with or into, or conveying, transferring or leasing the property of Old Kent as an entirety or substantially as an entirety to, any Person (whether or not affiliated with Old Kent); provided, however, that (i) such Person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes (a) the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to the Debt Securities and (b) the performance of every other covenant that Old Kent is to perform or observe under the applicable Indenture and, if applicable, provides for conversion rights in accordance with the Subordinated Indenture; (ii) no Event of Default occurs and is continuing immediately after giving effect to the transaction; and (iii) either Old Kent or the successor Person delivers to the Trustee certain certificates and opinions specified in the applicable Indenture that state that the transaction complies with such Indenture.

LEVERAGED AND OTHER TRANSACTIONS

    Neither the Senior Indenture nor the Subordinated Indenture contains provisions that would provide protection to holders of Debt Securities against a decline in credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or similar restructurings by Old Kent. If credit quality declines as a result of such an event, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

     Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that Old Kent may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities issued in bearer form will have interest coupons attached, unless issued as zero coupon securities. Debt Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. As used in this "DESCRIPTION OF DEBT SECURITIES," "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

     Unless otherwise indicated in the applicable Prospectus
Supplement, Debt Securities in registered form will be issued in denominations of $1,000 and any integral multiple thereof and Debt

Securities in bearer form will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of the Debt Securities, but Old Kent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Unless otherwise described in the Prospectus Supplement relating thereto, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the corporate trust office of Old Kent Bank, provided that payment of interest may be made at the option of Old Kent by check mailed to the address appearing in the Security Register of the Person in whose name a Registered Security is registered at the close of business on the Regular Record Date.

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, and premium, if any, and interest, if any, on Debt Securities in bearer form will be made, subject to any applicable laws and regulations, at such office outside the United States as is specified in the Prospectus Supplement and as Old Kent may designate from time to time, at the option of the Holder by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest and certain Additional Amounts, if any, on Debt Securities in bearer form will be made only against surrender of the coupon relating to such Interest Payment Date, unless issued as zero coupon securities. No payment with respect to any Debt Security in bearer form will be made at an office or agency of Old Kent in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

     Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made that affect the rights of the holders of such Debt Securities; provided, however, that no such modification or alteration may be made without the consent of the holder of each Debt Security so affected that would, among other things, (i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to such Indenture, or reduce the principal amount thereof or any premium thereon, or change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or
(ii) reduce the above-stated percentage in principal amount of outstanding Debt Securities required to modify or alter such Indenture.

REGARDING THE TRUSTEE

     Old Kent and its subsidiaries may maintain deposit accounts and conduct various banking transactions with the Trustee.

SENIOR DEBT SECURITIES

EVENTS OF DEFAULT

     The following are Events of Default under the Senior Indenture with respect to Senior Debt Securities of any series issued thereunder: (i) failure to pay any interest or any Additional Amounts on any Senior Debt Security of that series when due, and continuance of such default for 30 days; (ii) failure to pay principal of or premium, if any, on any Senior Debt Security of that series when due;
(iii) failure to deposit any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (iv) failure to perform any other covenant or warranty of Old Kent in the Senior Indenture or the Senior Debt Securities (other than a covenant or warranty included in such Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series) and continuation of that failure for 60 days after written notice as provided in such Senior Indenture; (v) acceleration of indebtedness in principal amount in excess of $125,000,000 for money borrowed by Old Kent or any Principal Constituent Bank under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, within 30 days after written notice as provided in such Senior Indenture; and (vi) certain events in bankruptcy, insolvency or reorganization of Old Kent or any Principal Constituent Bank.

ACCELERATION

     If any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount of all Debt Securities of that series, or such portion of the principal amount as may be specified in the terms of that series, to be due and payable immediately by a notice in writing to Old Kent (and to the Trustee if given by Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree based on such acceleration has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, except, in the case of Senior Debt Securities, the non-payment of principal of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the applicable Indenture.

RESTRICTIVE COVENANTS REGARDING A PRINCIPAL CONSTITUENT BANK

     The Senior Indenture contains a covenant by Old Kent that, except as otherwise provided below, Old Kent will not sell, assign, pledge or otherwise grant a security interest in, transfer or otherwise dispose of, or permit the issuance of, or permit a Subsidiary to sell, assign, pledge or otherwise grant a security interest in, transfer or otherwise dispose of, any shares of, or any securities convertible into, or options, warrants or rights to subscribe for or purchase shares of Capital Stock of any Subsidiary that is: (i) a Principal Constituent Bank; or (ii) a Subsidiary that owns shares of, or any securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Capital Stock of a Principal Constituent Bank; PROVIDED, HOWEVER, that such covenant does not prohibit (a) any dispositions made by Old Kent or any Subsidiary
(1) acting in a fiduciary capacity for any Person other than Old Kent or any Subsidiary or (2) to Old Kent or any of its directly or indirectly wholly owned (except for directors' qualifying shares) Subsidiaries, or (b) the merger or consolidation of a Principal Constituent Bank with and into a Constituent Bank or the merger or consolidation of any Principal Constituent Bank with and into any other Principal Constituent Bank. Such covenant also does not prohibit sales, assignments, pledges or other grants of a security interest, transfers, issuances or other dispositions of shares of Capital Stock of a corporation referred, to in (i) or (ii) above where: (a) the sales, assignments, pledges or other grants of a security interest, transfers, issuances or other dispositions are made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or (b) the sales, assignments, pledges or other grants of a security interest, transfers, issuances or other dispositions are made in compliance with an order of a court or a regulatory authority of competent jurisdiction or as a condition imposed by any such court or authority to the acquisition by Old Kent, directly or indirectly, of any other corporation or entity; or (c) in the case of a disposition or issuance of shares of Capital Stock or any securities convertible into Capital Stock of a Principal Constituent Bank, or sales of Capital Stock or any securities convertible into Capital Stock of any Subsidiary included in (ii) above, the sales, assignments, pledges or other grants of a security interest, transfers, issuances or other dispositions are for fair market value (as determined by the Board of Directors of Old Kent and the Subsidiary disposing of such shares or securities, such determination being evidenced by a Board Resolution) and, after giving effect to such disposition and to any potential dilution (if the shares or securities are convertible into Capital Stock), Old Kent and its directly or indirectly wholly owned (except for directors' qualifying shares) Subsidiaries will own directly not less than 80% of the Voting Stock of such Principal Constituent Bank or Subsidiary; or (d) a Principal Constituent Bank sells additional shares of Capital Stock to its shareholders at any price, so long as immediately after such sale Old Kent owns, directly or indirectly, at least as great a percentage of the Voting Stock of such Principal Constituent Bank as it owned prior to such sale of additional shares.

     A "Constituent Bank" is a Subsidiary that is a Bank.  A
"Principal Constituent Bank" is a Constituent Bank the consolidated assets of which constitute 25% or more of Old Kent's consolidated assets. At the date of this Prospectus, Old Kent Bank is the only
Principal Constituent Bank.

RESTRICTIVE COVENANTS REGARDING CERTAIN ACQUISITIONS

     The Senior Indenture contains a covenant prohibiting Old Kent from acquiring the Capital Stock of any corporation or acquiring substantially all the assets and liabilities of any corporation, unless, immediately after such acquisition, Old Kent would be in full compliance with such Indenture. In addition, the Senior Indenture contains a covenant prohibiting Old Kent from creating or permitting any liens upon any shares of Common Stock of any Principal Constituent Bank to secure any indebtedness without securing the Senior Debt Securities equally and ratably with all indebtedness secured thereby.

SUBORDINATED DEBT SECURITIES

SUBORDINATION

     The Subordinated Debt Securities are subordinate and subject, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of Old Kent. "Senior Indebtedness" is defined by the Subordinated Indenture as the principal of and premium, if any, and interest on any indebtedness of Old Kent for money borrowed (including all indebtedness of Old Kent for borrowed and purchased money of Old Kent, all obligations of Old Kent arising from off-balance sheet guarantees by Old Kent and direct credit substitutes, and obligations of Old Kent associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date hereof or is hereafter created, incurred or assumed, for the payment of which Old Kent is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Securities or any other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of Old Kent.

     The Prospectus Supplement relating to each series of Subordinated Debt Securities will set forth the aggregate amount of then outstanding Senior Indebtedness of Old Kent and any limitation on the issuance of additional Senior Indebtedness.

     Old Kent may not pay principal of (and premium, if any, on) or any interest on the Subordinated Debt Securities, and may not purchase any Subordinated Debt Securities if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing beyond the applicable grace period. In addition, in the event of any insolvency or bankruptcy proceedings (and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith), relative to Old Kent or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Old Kent, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal, premium and interest on all Senior Indebtedness before the Holders of the Subordinated Debt Securities are entitled to receive any payment on account of principal, premium, if any, or interest or additional amounts. Further, subject to the power of a court to make other equitable provisions, the holders of Senior Indebtedness will be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, that may be payable or deliverable in any such proceedings in respect of the Subordinated Debt Securities after giving effect to any concurrent payment or distribution in respect of such Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the Subordinated Debt Holders shall be subrogated (equally and ratably with the holders of all indebtedness of Old Kent which, by its express terms, ranks on a parity with the Subordinated Debt Securities and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Old Kent applicable to the Senior Indebtedness until the Subordinated Debt Securities shall be paid in full.

EVENT OF DEFAULT; LIMITED RIGHT OF ACCELERATION

     An Event of Default is defined under the Subordinated Indenture with respect to Subordinated Debt Securities of any series issued thereunder as certain events in bankruptcy, insolvency or reorganization of Old Kent or any Principal Constituent Bank. As such, unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Securities, payment of principal of the Subordinated Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of Old Kent. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Debt Securities or the performance of any other covenant of Old Kent in the Subordinated Indenture.

CONVERTIBILITY OF SUBORDINATED DEBT

     The Subordinated Debt Securities of any series may be convertible, at the option of the holder, into Common Stock if the Prospectus Supplement relating to such series of Debt Securities so provides. In such case, such Prospectus Supplement will set forth (i) the period(s) during which such conversion may be elected; (ii) the conversion price payable and the number of shares or amount of Common Stock purchasable upon conversion, and adjustments thereto, if any, in certain events; (iii) the procedures for electing such conversion; and
(iv) all other terms for such conversion (which terms shall not be inconsistent with the provisions of the applicable Indenture).


                  DESCRIPTION OF SECURITIES WARRANTS

     The following summary description of the Securities Warrants and Securities Warrant Certificates (as defined below) does not purport to be complete and is qualified in its entirety by reference to the Securities Warrants and the Securities Warrant Agreement (as defined below), the forms of which will be incorporated by reference into the Registration Statement of which this Prospectus is a part. The summary is qualified in its entirety by reference to all the provisions of the Securities Warrant Agreement and the Securities Warrant Certificates, including the definitions therein of certain terms. Wherever defined terms of the Securities Warrant Agreement are referred to, it is intended that such defined termed will be incorporated herein by reference.

     The particular terms of any series of Securities Warrants will be described in the applicable Prospectus Supplement. If so indicated in such Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

GENERAL

     Old Kent may issue, together with any Debt Securities or Preferred Stock or Common Stock offered by any Prospectus Supplement or separately, Securities Warrants for the purchase of other Debt Securities or Preferred Stock or Common Stock. The Securities Warrants are to be issued under warrant agreements (each a "Securities Warrant Agreement") to be entered into between Old Kent and a bank or trust company, as warrant agent ("Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Securities Warrants. The form of Securities Warrant Agreement, including the form of certificates representing the Securities Warrants ("Securities Warrant Certificates"), reflecting the alternative provisions to be included in the Securities Warrant Agreements that will be entered into with respect to particular offerings of Securities Warrants, is filed as an exhibit to the Registration Statement.

     The Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby will describe the terms of the offered Securities Warrants, the Securities Warrant Agreement relating to the offered Securities Warrants and the Securities Warrant Certificates representing the offered Securities Warrants, including the following: (i) if the Securities Warrants are offered for separate consideration, the offering price and the Currency for which Securities Warrants may be purchased; (ii) the designation, aggregate principal amount, Currency and terms of the series of Debt Securities purchasable upon exercise of the offered Securities Warrants; (iii) the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Preferred Stock Warrants and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise;
(iv) the number of shares of Common Stock purchasable upon exercise of Common Stock Warrants and the price at which such number of shares of Common Stock may be purchased upon such exercise; (v) the date, if any, on and after which the offered Securities Warrants and the related Debt Securities and/or Preferred Stock and/or Common Stock will be separately transferable; (vi) the date on which the right to exercise the offered Securities Warrants will commence and the date ("Expiration Date") on which such right will expire; (vii) a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the Securities Warrants; (viii) whether the offered Securities Warrants represented by the Securities Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (ix) any other terms of the offered Securities Warrants.

     Securities Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Securities Warrant Certificates of different denominations and Securities Warrants may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the Prospectus Supplement relating thereto. Prior to the exercise of their Securities Warrants, holders of Securities Warrants will not have any of the rights of holders of the Debt Securities or Preferred Stock or Common Stock purchasable upon such exercise, including the right in the case of Debt Warrants to payments of principal of or any premium or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce covenants in the Indentures and in the case of Preferred Stock Warrants and Common Stock Warrants, the right to receive payments of dividends or distributions of any kind, if any, on the Preferred Stock and Common Stock, respectively, purchasable upon exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

     Each Securities Warrant will entitle the holder to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as set forth in, or as calculated as described in the applicable Prospectus Supplement relating to the Securities Warrants, by payment of such exercise price in full in the Currency and in the manner specified in the Prospectus Supplement. Securities Warrants may be exercised at any time up to the close of business on the Expiration
Date; unexercised Securities Warrants will become void.   Upon receipt
at the corporate trust office of the Securities Warrant Agent or any other office indicated in the Prospectus Supplement of (i) full payment of the Securities Warrant Price for each Securities Warrant exercised and (ii) the Securities Warrant Certificate, properly completed and duly executed, Old Kent will, as soon as practicable, issue the Debt Securities or Preferred Stock or Common Stock to which such holder is entitled. If less than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining number of Securities Warrants.

ANTIDILUTION PROVISIONS

     In the case of Warrants to purchase Common Stock or Preferred Shares, the exercise price payable and the number of shares of Common Stock or Preferred Shares purchasable upon the exercise of each Warrant will be subject to adjustment in certain events, including (i) the issuance of a stock dividend on Old Kent's Common Stock or any class or series of Preferred Shares for which Warrants may be exercised or a combination, subdivision or reclassification of Common

Stock or Preferred Shares; (ii) the issuance of rights, warrants or options to all holders of (a) a class or series of Old Kent's Preferred Shares for which warrants may be exercised or (b) Old Kent's Common Stock entitling the holders thereof to purchase Common Stock or Preferred Shares at a price per share less than the current market price per share; or (iii) any distribution by Old Kent to the holders of a class or series of Preferred Shares for which warrants may be exercised or to holders of its Common Stock of evidences of indebtedness of Old Kent or of assets (excluding cash dividends or distributions payable out of consolidated earnings and earned surplus and dividends or distributions referred to in (i) above). No adjustment in the number of shares purchasable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% of such number.

MODIFICATION

     Any Warrant Agreement and the terms of the related Warrants may be amended by Old Kent and the applicable Warrant Agent, without the consent of the holders of any such Warrants, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision contained therein, or making any other provisions with respect to matters or questions arising under the Warrant Agreement that will not adversely affect the interests of the holders of such Warrants in any material respect.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

     Each Warrant Agent will act solely as the agent of Old Kent under the applicable Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holder of any Warrant except as expressly set forth under the applicable Warrant Agreement. A single bank or trust company may act as Warrant Agent for more than one issue of Warrants. A Warrant Agent will have no duty or responsibility in case of any default by Old Kent in the performance of its covenants or agreements arising under the applicable Warrant Agreement or Warrant including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon Old Kent. Any holder of a Warrant may, without the consent of the related Warrant Agent or the holder of any other Warrant, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive the Securities purchasable upon exercise of, its Warrants.

FRACTIONAL SHARES

     No fractional shares will be issued upon exercise of Warrants; instead Old Kent will pay cash value of any fractional shares otherwise issuable.

                          GLOBAL SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Securities will be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Securities, the "Global Securities") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). Old Kent has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of all Securities that are issued in global form. No person that acquires a beneficial interest in such Securities will be entitled to receive a certificate representing such person's interest in the Securities except as set forth herein or in the applicable Prospectus Supplement. Unless and until definitive Securities are issued under the limited circumstances described below, all references to actions by "Holders" of Securities issued in global form will refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to Holders will refer to payments and notices to DTC or Cede, as the registered holder of such Securities.

     DTC has informed Old Kent that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Persons that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by Old Kent to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by Old Kent or by the applicable registrar, transfer agent, Trustee, Depositary or Securities Warrant Agent, or their agents, as registered holders of the Securities entitled to the benefits of the Articles of Incorporation or the applicable Indenture, Deposit Agreement or Securities Warrant Agreement. Beneficial owners that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which beneficial owners of Securities have accounts with respect to the Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

     Because DTC can act only on behalf of Participants, who in turn act only on behalf of Participants or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of Securities issued in global form to pledge such Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the unavailability of physical certificates for such Securities.

     DTC has advised Old Kent that DTC will take any action permitted to be taken by a registered holder of any Securities under the Articles of Incorporation or the applicable Indenture, Deposit
Agreement or Securities Warrant Agreement only at the direction of one or more Participants to whose accounts with DTC such Securities are credited.

     Unless otherwise specified in the applicable Prospectus Supplement, a Global Security will be exchangeable for the relevant definitive Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Old Kent that it is unwilling or unable to continue as depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depositary, (ii) Old Kent determines that such Global Security will be so exchangeable or (iii) there has occurred and is continuing a default in the payment of any amount due in respect of the Securities or, in the case of Debt Securities, an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Securities registered in such names as DTC directs.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Securities. Upon surrender by DTC of the Global Security representing the Securities and delivery of instructions for re-registration, the registrar, transfer agent, Trustee, Depositary or Securities Warrant Agent, as the case may be, will reissue the Securities as definitive Securities, and thereafter such persons will recognize the holders of such definitive Securities as registered holders of Securities entitled to the benefits of the Articles of Incorporation or the applicable Indenture, Deposit Agreement and/or Securities Warrant Agreement.

     Except as described above, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by Old Kent. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of any Securities unless such beneficial interest is in an amount equal to an authorized denomination for such Securities.


                        PLAN OF DISTRIBUTION

     Old Kent may sell the Securities to or through underwriting syndicates represented by managing underwriters, or to or through underwriters without a syndicate, through agents or dealers, or directly to other purchasers. Only underwriters or agents named in the applicable Prospectus Supplement are deemed to be underwriters or agents, as the case may be, in connection with the Securities covered thereunder. If Old Kent, directly or through agents, solicits offers to purchase the Securities, Old Kent reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Securities.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities to which such Prospectus Supplement relates. Certain restrictions relating to distribution of

Securities in connection with an offering outside the United States will be set forth in the applicable Prospectus Supplement.

     In connection with the sale of Securities, underwriters or agents may receive compensation from Old Kent or from purchasers of Securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any such compensation will be described, in the applicable Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, the obligations of any such underwriters to purchase Securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of Securities will be obligated to purchase all of its Securities if any are purchased. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent involved in the offer and sale of the Securities in respect of which this Prospectus is being delivered will be acting on a "best efforts" basis for the period of its appointment.

     Under agreements which may be entered into with Old Kent, any underwriters, dealers or agents who participate in the distribution of Securities may be entitled to indemnification by Old Kent against certain liabilities, including liabilities under the Act, or contribution from Old Kent for payments required to be made by such underwriters, dealers or agents in respect thereof.

     If so indicated in the applicable Prospectus Supplement, Old Kent will authorize dealers or other persons acting as Old Kent's agents to solicit offers by certain institutions to purchase any Securities from Old Kent pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Old Kent. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of any Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     If Old Kent offers and sells Securities directly to a purchaser or purchasers in respect of which this Prospectus is delivered, purchasers involved in the re-offer or resale of such Securities, if such purchasers in respect thereof may be deemed to be underwriters as that term is defined in the Securities Act, will be named and the terms of such re-offers or resales will be set forth in the applicable Prospectus Supplement. Such purchasers may then re-offer and resell such Securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable Prospectus Supplement. Purchasers of Securities directly from Old Kent may be entitled under agreements that they may enter into with Old Kent to indemnification by Old Kent against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Old Kent in the ordinary course of their business or otherwise.

     The underwriters, dealers, or agents and their associates may be customers of (including borrowers from), engage in transactions with, and perform services for, Old Kent, a Trustee, or one or more of their affiliates in the ordinary course of business.


                      VALIDITY OF THE SECURITIES

     The validity of any Securities offered hereby will be passed upon for Old Kent by its counsel, Warner Norcross & Judd LLP, Grand Rapids, Michigan.

     Warner Norcross & Judd LLP and certain members of the firm are indebted to, and have other banking and trust relationships with, Old Kent Bank and other affiliates of Old Kent. As of May 27, 1998, partners of and attorneys employed by Warner Norcross & Judd LLP were the beneficial owners of 416,249 shares of Common Stock (such number of shares has not been adjusted for any subsequent stock dividends), which at such time, had an aggregate market value of approximately $16,259,560. Shares reported as beneficially owned include all shares as to which such persons have the direct or indirect and sole or shared power to direct voting of disposition, including shares held in personal as well as fiduciary capacities.


                               EXPERTS

     The financial statements of Old Kent incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


                    WHERE TO FIND MORE INFORMATION

     Old Kent has filed a registration statement on Form S-3 to register with the SEC the Securities that may be offered by Old Kent using this Prospectus and the Prospectus Supplement. This Prospectus is a part of that registration statement. As allowed by SEC rules, this Prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement.

     Old Kent is subject to the informational requirements of the Exchange Act. Accordingly, it files annual, quarterly and current reports, proxy statements, and other information with the SEC. The public may read and copy any reports, statements, or other information that Old Kent files at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Old Kent's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     The SEC allows Old Kent to incorporate by reference information into this Prospectus. This means that Old Kent can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus or a Prospectus Supplement. This Prospectus incorporates by reference the documents set forth below that Old Kent has previously filed with the SEC. These documents contain important information about Old Kent and its finances.

  OLD KENT SEC FILINGS (FILE NO. 0-12216)   PERIOD
  Annual Report on Form 10-K                Year ended December 31, 1997
   (as amended on Form 10-K/A)
  Quarterly Reports on Form 10-Q            Quarters ended March 31, 1998
                                            and June 30, 1998
  Current Reports on Form 8-K               Dated January 27, 1998, March
                                            4, 1998, April 22, 1998, June
                                            15, 1998, July 16, 1998
  Registration Statement on Form 8-A        Filed on January 22, 1997
  Registration Statement on Form 8-B        Filed on May 31, 1984

   The documents subsequently filed by Old Kent with the SEC pursuant to Sections 13(a), 13(c), 14, and 15 of the Exchange Act between the date of this Prospectus and prior to the termination of any offering of Securities made by this Prospectus are also incorporated by reference into this Prospectus.

   Old Kent will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may obtain such documents without charge by requesting them in writing or by telephone from Old Kent at the following address:

        Old Kent Financial Corporation
          Attn:  Secretary
        111 Lyon Street NW
        Grand Rapids, Michigan 49503
        Tel: (616) 771-5272

   You should rely only on the information contained or incorporated by reference in this Prospectus and its Prospectus Supplement. Old Kent has not authorized anyone to provide you with information that is different from what is contained in this Prospectus.

   You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of this Prospectus appearing on its cover, and neither the delivery of this Prospectus to you nor the issuance of Securities under it shall create any implication to the contrary.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown (other than the SEC registration fee) are estimates subject to future contingencies.

          SEC registration fee . . . . . . . . . . . . . . . . . .  $ 73,750
          Trustees', Warrant Agent's, Preferred Stock Depository's
             fees and expenses . . . . . . . . . . . . . . . . . .    20,000
          Printing and engraving fees. . . . . . . . . . . . . . .    25,000
          Legal fees and expenses. . . . . . . . . . . . . . . . .    85,000
          Accounting fees and expenses . . . . . . . . . . . . . .    10,000
          Transfer agent's and registrar's fees and expenses . . .    10,000
          Rating agency fees . . . . . . . . . . . . . . . . . . .    35,000
          Miscellaneous  . . . . . . . . . . . . . . . . . . . . .    11,250
                                                                    --------
          Total. . . . . . . . . . . . . . . . . . . . . . . . . .  $270,000
                                                                    ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

     Old Kent is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers to the full extent permitted under the MBCA. Old Kent may similarly indemnify persons who are not directors or executive officers to the extent authorized by Old Kent's Board of Directors.

     The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Old Kent or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of Old Kent) arising out of a position with Old Kent (or with some other entity at Old Kent's request); and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of Old Kent, unless the director or officer is found liable to Old Kent, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding.

     The MBCA generally requires that the indemnification provided for in (a) and (b) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conducts, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated
Section 551 of the MBCA, or intentionally committed a criminal act.
In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

     In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

     Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under Old Kent's Restated Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

     The MBCA permits Old Kent to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Old Kent, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Old Kent maintains such insurance on behalf of its directors and officers.

     Old Kent has entered into indemnity agreements with each of its directors. The agreements provide that Old Kent will indemnify the director, subject to certain limitations, for expenses and costs, including the satisfaction of a judgment, fine or penalty incurred in, or in any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of Old Kent (such as a shareholder derivative suit), brought by reason of the fact that the indemnitee was serving as a director, officer, employee, agent or fiduciary of Old Kent or by reason of any action taken by the indemnitee while serving as a director, officer, employee, agent, or fiduciary of Old Kent, or by reason of the fact that the indemnitee was serving at the request of Old Kent in a similar capacity with another entity, if such expenses and costs may be indemnified under the MBCA. In accordance with Old Kent's Restated Articles and Bylaws, the agreements are designed to provide the maximum protection allowed under federal and Michigan law. Indemnification is dependent upon the director meeting the applicable standards of conduct set forth in the indemnity agreements.

ITEM 16.  EXHIBITS.

EXHIBIT NO.         EXHIBIT
__________          ________

1.1            FORM OF UNDERWRITING AGREEMENT - COMMON STOCK.

1.2            FORM OF UNDERWRITING AGREEMENT - PREFERRED STOCK.

1.3            FORM OF UNDERWRITING AGREEMENT - WARRANTS.

1.4            FORM OF UNDERWRITING AGREEMENT - DEBT SECURITIES.

3.1 RESTATED ARTICLES OF INCORPORATION. Incorporated by reference to Exhibit 3.1 to Old Kent's Registration Statement on Form S-4 (No. 333-56209) filed June 5, 1998.

3.2 BYLAWS. Incorporated by reference to Exhibit 3(b) to Old Kent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

4.1            RESTATED ARTICLES OF INCORPORATION.  See Exhibit 3.1.

4.2            BYLAWS.  See Exhibit 3.2.

4.3 RIGHTS AGREEMENT. Incorporated by reference to Old Kent's Form 8-A Registration Statement filed January 21, 1997.

4.4            SPECIMEN CERTIFICATE REPRESENTING COMMON STOCK.

4.5 CERTIFICATE OF DESIGNATIONS WITH RESPECT TO SERIES C PREFERRED STOCK. Incorporated by reference to Exhibit
               4.3 to Old Kent's Form 8-K filed March 5, 1997.

4.6            FORM OF SPECIMEN CERTIFICATE REPRESENTING PREFERRED
               STOCK.<F*>

4.7            FORM OF DEPOSIT AGREEMENT.

4.8 FORM OF SPECIMEN DEPOSITARY RECEIPT. Filed by reference to Exhibit A to Exhibit 4.7.

4.9            FORM OF SENIOR INDENTURE.

4.10           SENIOR DEBT SECURITY.  Filed by reference to Article
               Two of Exhibit 4.9.

4.11           FORM OF SUBORDINATED INDENTURE.

4.12 FORM OF SUBORDINATED DEBT SECURITY. Filed by reference to Article Two of Exhibit 4.11.

4.13           FORM OF SECURITIES WARRANT AGREEMENT.

4.14 FORM OF SECURITIES WARRANT CERTIFICATE. Filed by reference to Exhibit A to Exhibit 4.13.

5.1            OPINION OF WARNER NORCROSS & JUDD LLP.

12.1           STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO
               FIXED CHARGES.

23.1 CONSENT OF WARNER NORCROSS & JUDD LLP. Filed by reference to Exhibit 5.1.

23.2           CONSENT OF ARTHUR ANDERSEN LLP.

24.1           POWERS OF ATTORNEY.

25.1 T-1 STATEMENT OF ELIGIBILITY AND QUALIFICATION WITH RESPECT TO SENIOR INDENTURE.<F*>

25.2 T-1 STATEMENT OF ELIGIBILITY AND QUALIFICATION WITH RESPECT TO SUBORDINATED INDENTURE.<F*>

99.1           FORM OF PROSPECTUS SUPPLEMENT (SUBORDINATED DEBT).
[FN]
____________________________
<F*> To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.


ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust
Indenture Act in accordance with rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on August 13, 1998.


                                   OLD KENT FINANCIAL CORPORATION



                                   By /s/Albert T. Potas
                                        Albert T. Potas
                                        Its Senior Vice President and
                                           Controller


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


August 13, 1998                    * /s/Richard L. Antonini
                                   Richard L. Antonini
                                   Director

August 13, 1998                    */s/John D. Boyles
                                   John D. Boyles
                                   Director

August 13, 1998                    */s/William P. Crawford
                                   William P. Crawford
                                   Director

August 13, 1998                    */s/Richard M. DeVos, Jr.
                                   Richard M. DeVos, Jr.
                                   Director

August 13, 1998                    */s/William G. Gonzalez
                                   William G. Gonzalez
                                   Director

August 13, 1998                    */s/James P. Hackett
                                   James P. Hackett
                                   Director

August 13, 1998                    */s/Erina Hanka
                                   Erina Hanka
                                   Director

August 13, 1998                    */s/Earl D. Holton
                                   Earl D. Holton
                                   Director

August 13, 1998                    */s/Michael J. Jandernoa
                                   Michael J. Jandernoa
                                   Director

August 13, 1998                    */s/Kevin T. Kabat
                                   Kevin T. Kabat
                                   Vice Chairman of the Board and
                                     Director

August 13, 1998                    */s/Fred P. Keller
                                   Fred P. Keller
                                   Director

August 13, 1998                    */s/John P. Keller
                                   John P. Keller
                                   Director

August 13, 1998                    */s/Hendrik G. Meijer
                                   Hendrik G. Meijer
                                   Director

August 13, 1998                    */s/Percy A. Pierre
                                   Percy A. Pierre
                                   Director

August 13, 1998                    */s/Marilyn J. Schlack
                                   Marilyn J. Schlack
                                   Director

August 13, 1998                    */s/Peter F. Secchia
                                   Peter F. Secchia
                                   Director

August 13, 1998                    */s/David J. Wagner
                                   David J. Wagner
                                   Chairman of the Board, President,
                                   Chief Executive Officer, and
                                   Director (Principal Executive
                                   Officer)

August 13, 1998                    */s/Margaret Sellers Walker
                                   Margaret Sellers Walker
                                   Director




August 13, 1998                    */s/Robert H. Warrington
                                   Robert H. Warrington
                                   Vice Chairman of the Board, Chief
                                   Financial Officer, and Director
                                   (Principal Financial and Accounting
                                   Officer)



August 13, 1998                    *By /s/Albert T. Potas
                                        Albert T. Potas
                                         Attorney-in-Fact

                             EXHIBIT INDEX

EXHIBIT NO.         EXHIBIT
__________          ________

1.1            FORM OF UNDERWRITING AGREEMENT - COMMON STOCK.

1.2            FORM OF UNDERWRITING AGREEMENT - PREFERRED STOCK.

1.3            FORM OF UNDERWRITING AGREEMENT - WARRANTS.

1.4            FORM OF UNDERWRITING AGREEMENT - DEBT SECURITIES.

3.1 RESTATED ARTICLES OF INCORPORATION. Incorporated by reference to Exhibit 3.1 to Old Kent's Registration Statement on Form S-4 (No. 333-56209) filed June 5, 1998.

3.2 BYLAWS. Incorporated by reference to Exhibit 3(b) to Old Kent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

4.1            RESTATED ARTICLES OF INCORPORATION.  See Exhibit 3.1.

4.2            BYLAWS.  See Exhibit 3.2.

4.3 RIGHTS AGREEMENT. Incorporated by reference to Old Kent's Form 8-A Registration Statement filed January 21, 1997.

4.4            SPECIMEN CERTIFICATE REPRESENTING COMMON STOCK.

4.5 CERTIFICATE OF DESIGNATIONS WITH RESPECT TO SERIES C PREFERRED STOCK. Incorporated by reference to Exhibit
               4.3 to Old Kent's Form 8-K filed March 5, 1997.

4.6            FORM OF SPECIMEN CERTIFICATE REPRESENTING PREFERRED
               STOCK.<F*>

4.7            FORM OF DEPOSIT AGREEMENT.

4.8 FORM OF SPECIMEN DEPOSITARY RECEIPT. Filed by reference to Exhibit A to Exhibit 4.7.

4.9            FORM OF SENIOR INDENTURE.

4.10           SENIOR DEBT SECURITY.  Filed by reference to Article
               Two of Exhibit 4.9.

4.11           FORM OF SUBORDINATED INDENTURE.

4.12 FORM OF SUBORDINATED DEBT SECURITY. Filed by reference to Article Two of Exhibit 4.11.

4.13           FORM OF SECURITIES WARRANT AGREEMENT.

4.14 FORM OF SECURITIES WARRANT CERTIFICATE. Filed by reference to Exhibit A to Exhibit 4.13.

5.1            OPINION OF WARNER NORCROSS & JUDD LLP.

12.1           STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO
               FIXED CHARGES.

23.1 CONSENT OF WARNER NORCROSS & JUDD LLP. Filed by reference to Exhibit 5.1.

23.2           CONSENT OF ARTHUR ANDERSEN LLP.

24.1           POWERS OF ATTORNEY.

25.1 T-1 STATEMENT OF ELIGIBILITY AND QUALIFICATION WITH RESPECT TO SENIOR INDENTURE.<F*>

25.2 T-1 STATEMENT OF ELIGIBILITY AND QUALIFICATION WITH RESPECT TO SUBORDINATED INDENTURE.<F*>

99.1           FORM OF PROSPECTUS SUPPLEMENT (SUBORDINATED DEBT).
[FN]
____________________________
<F*> To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.